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                                                                     EXHIBIT 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization (the "Agreement") is made as of the 13th day of August, 1997 by and between CECO Environmental Corp., a New York corporation (the "Acquiror"), CECO Filters, Inc., a Delaware corporation ("CECO"), and Steven I. Taub (the "Shareholder").

                                    RECITALS:

         A. The Shareholder is the owner of 1,165,000 shares of common stock ("CECO Shares") of CECO.

         B. Acquiror wishes to acquire and the Shareholder wishes to transfer all of the CECO Shares in a transaction intended to qualify as a reorganization within the meaning of Internal Revenue Code ("IRC") ss.368(a)(1)(B), as amended, in exchange for 582,500 shares of the Acquiror's common stock (the "CEC Shares").

         C. There is a dispute between Acquiror and the Shareholder regarding the value of the CECO Shares. Because of said dispute, the Shareholder and the Acquiror agree to place 100,000 of the CEC Shares (the "Escrowed Shares") into an escrow subject to the amount by which gross revenues of CECO for the calendar year 1998 equal or exceed target levels.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the mutual representations, warranties and undertakings contained herein, the parties hereto agree as follows:

         1. Exchange of Shares. In accordance with the terms and subject to the conditions contained herein, Acquiror hereby agrees to issue to the Shareholder the CEC Shares in exchange for the CECO Shares.

         2. The Closing.

               2.1 Delivery by Acquiror. The Acquiror shall deliver to the Shareholder certificates representing 482,500 of the CEC Shares (the "Delivered Shares") issued in the name of the Shareholder and the Acquiror shall deliver the certificates representing the Escrowed Shares issued in the name of the Shareholder to the Acquiror or such other party as the Acquiror and Shareholder agree upon, who shall hold such Escrowed Shares as escrowee ("Escrowee").

               2.2 Delivery by Shareholder. The Shareholder shall deliver to the Acquiror the CECO Shares endorsed in blank or


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accompanied by assignments separate from certificate sufficient to transfer the
CECO Shares into the name of the Acquiror. The Shareholder shall deliver to the Escrowee assignments separate from certificates sufficient to transfer both fifty percent (50%) and one hundred percent (100%) of the Escrowed Shares to the Acquiror.

               2.3 Closing Date. The closing of the transaction contemplated hereby (the "Closing") shall occur at a time, date and place mutually agreed by the parties hereto.

         3. Escrowed Shares.

               3.1 Release of Escrowed Shares. The Escrowed Shares and assignments separate from certificates, shall be released to the Shareholder and/or the Acquiror in accordance with subsections 3.1(a)-(c) below following the receipt by the Acquiror of CECO's audited financial statements for the year ending December 31, 1998, as prepared by CECO's regular independent accountants.

               (a) Gross Revenues Equal to or Greater Than 1997 Revenues. In the event that the gross revenues of CECO for the year ending December 31, 1998 are equal to or greater than the gross revenues of CECO for the year ending December 31, 1997, as shown by CECO's audited financial statements prepared by CECO's regular independent accountants, Escrowee shall promptly deliver all of the Escrowed Shares and assignments separate from certificates that were previously delivered to Escrowee to the Shareholder.

               (b) Gross Revenues Ninety-Five Percent of 1997 Gross Revenues. In the event that the gross revenues of CECO for the year ending December 31, 1998 are equal to or greater than ninety-five percent (95%) of the gross revenues of CECO for the year ending December 31, 1997, but less than one hundred percent (100%) of the gross revenues for the year ending December 31, 1997, as shown by CECO's audited financial statements prepared by CECO's regular independent accountants, Escrowee shall promptly deliver fifty percent (50%) of the Escrowed Shares and assignments separate from certificates that were previously delivered to Escrowee to the Shareholder and fifty percent (50%) of the Escrowed Shares to the Acquiror with the assignment separate from certificate to transfer fifty percent (50%) of the Escrowed Shares into the name of the Acquiror.

               (c) Gross Revenues Less Than Ninety-Five Percent of 1997 Gross Revenues. In the event that the gross revenues of CECO for the year ending December 31, 1998 are less than ninety-five percent (95%) of the gross revenues of CECO for the year ending December 31, 1997, as shown by CECO's audited financial statements prepared by CECO's regular independent accountants, Escrowee shall promptly deliver all of the Escrowed Shares to the Acquiror with the assignment separate from certificate to transfer one hundred percent (100%) of the Escrowed Shares into the name of the Acquiror.

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               3.2 Ownership of Escrowed Shares. As of the date of Closing, the books and records of the Acquiror shall be changed to reflect the Shareholder as the owner of the Escrowed Shares, unless and until a portion or all of such Escrowed Shares are returned to the Acquiror in accordance with Section 3.1. Until the Escrowed Shares are released by the Escrowee, all dividends paid on the Escrowed Shares shall be distributed to the Shareholder and all voting rights of such Escrowed Shares shall be exercisable by or on behalf of the Shareholder or his authorized agent.

         4. Representations and Warranties of the Acquiror. The Acquiror hereby represents and warrants to the Shareholder as follows:

               4.1 The Acquiror. The Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite right, power and authority necessary to own, lease and operate all of its property and to carry on its business as it is now being carried on. The Acquiror has taken all actions necessary to permit it lawfully to do business in all jurisdictions where it is currently conducting its business.

               4.2 Authority. The Acquiror has the authority to enter into this Agreement. This Agreement has been duly executed and delivered by the Acquiror and is a valid and binding Agreement enforceable in accordance with its terms, except as such enforcement is subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally.

               4.3 No Violation or Conflict. Neither the execution nor the consummation of this Agreement will violate any provision of the articles of incorporation or by-laws of the Acquiror or violate or result, with the giving of notice or lapse of time, or both, in a violation of or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the creation of imposition of any lien, charge, pledge, security interest or other encumbrance upon the property of the Acquiror pursuant to any provision of any contract, agreement, note, mortgage, lien, indenture, license, lease, other instrument, arbitration order, judgment or decree to which the Acquiror is a party or by which it, or its property is bound, or permit the termination of any agreement, instrument, lien, license, lease or mortgage to which the Acquiror is a party.

               4.4 Issuance. Upon delivery of the Delivered Shares to the Shareholder and the Escrowed Shares to the Escrowee, the CEC Shares will be validly issued and delivered and fully paid and nonassessable.

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         5. Representations, Warranties and Covenants of the Shareholder. The
Shareholder hereby represents and warrants to the Acquiror as follows:

               5.1 The Shareholder. The Shareholder has the legal capacity to enter into this Agreement.

               5.2 Authority. The Shareholder has the authority to enter into this Agreement. This Agreement has been duly executed and delivered by the Shareholder and is a valid and binding Agreement enforceable in accordance with its terms except as such enforcement is subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally.

               5.3 No Violation or Conflict. Neither the execution nor the consummation of this Agreement will (i) violate or result, with the giving of notice or lapse of time, or both, in a violation of or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon the property of the Shareholder pursuant to any provision of any contract, agreement, note, mortgage, lien, indenture, license, lease, other instrument, law, ordinance, regulation, arbitration order, judgment or decree to which the Shareholder is a party or by which he or his property is bound, or
(ii) permit the termination of any agreement, instrument, lien, license, lease or mortgage to which the Shareholder is a party.

               5.4 Court Orders, Decrees and Laws. There is no outstanding, or to the Shareholder's knowledge threatened, order, writ, injunction or decree of any court, government agency or arbitrational tribunal against or affecting the Shareholder or any of his assets that would significantly interfere with the Shareholder's ability to consummate the transaction contemplated by this Agreement.

               5.5 Ownership. The Shareholder has good and marketable title to the CECO Shares free and clear of all liens, security interests and other encumbrances.

               5.6 Information. The Shareholder or his representative(s) have had the opportunity to examine to the full extent that they desired all the books and records of the Acquiror, and to discuss the business, assets and prospects of the Acquiror with the Acquiror's officers. The Shareholder acknowledges and agrees that he (i) has received no information with respect to CECO from the Acquiror or the Acquiror's representatives, (ii) has his own sources of information with respect to CECO and (iii) is as fully informed as he desires with respect to the business, assets and prospects of CECO and the Acquiror.

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         6. Conditions Precedent to Obligations of the Shareholder. Consummation
of the transaction contemplated hereby on the part of the Shareholder is subject to the fulfillment, to the reasonable satisfaction of the Shareholder of each of the following conditions:

               6.1 Representations True at Closing. The representations and warranties of the Acquiror contained in Section 4 of this Agreement shall be true in all material respects on the date hereof and at the time of the Closing.

               6.2 Litigation. No litigation or proceeding shall be pending or threatened at the time of the Closing to restrain, set aside or invalidate the transactions contemplated by this Agreement.

         7. Conditions Precedent to Obligations of the Acquiror. Consummation of the transactions contemplated hereby on the part of the Acquiror is subject to the fulfillment, to the reasonable satisfaction of the Acquiror of each of the following conditions:

               7.1 Representations True at Closing. The Shareholder's representations and warranties contained in Section 5 of this Agreement shall be true in all material respects at the date hereof and at the time of the Closing.

               7.2 Litigation. No litigation or proceeding shall be pending or threatened at the time of the Closing to restrain, set aside or invalidate the transactions contemplated by this Agreement.

         8. Survival of Representations, Warranties, Covenants and Agreements. All warranties, representations, covenants and agreements made hereunder shall survive the Closing.

         9. Termination. If any of the conditions for the consummation by the Acquiror or the Shareholder of the Closing of the transactions hereunder shall not have been fulfilled (despite the best efforts of the party, if any, obligated to fulfill such condition) or waived by the date 90 days from the date hereof, then this Agreement may thereafter be terminated by any party hereto. Such termination hereunder shall be effected by notice by the terminating party to the other parties hereunder, and upon such termination this Agreement shall be without further force and effect, and no party hereto shall be liable to any other for any claim, damage, cost or expense arising from the execution and delivery of this Agreement or the failure to consummate the transactions contemplated hereby.

         10. Remedies. The parties hereto, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement and all other appropriate equitable remedies. The parties agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of the provisions of this Agreement, and hereby

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agree to waive the defense, in any action for specific performance, that monetary damages would be adequate compensation. The parties hereto further agree that in the event of any breach of this Agreement, the breaching party shall be liable for all damages arising as a consequence of such breach, including without limitation, costs and expenses (including, without limitation, attorneys' fees), incurred by the non-breaching party in attempting to enforce its or his rights hereunder.

         11. Reporting Requirements. The parties hereto agree to comply with the reporting requirements of Regulation 1.368-3 promulgated under the IRC.

         12. Miscellaneous. It is the understanding of the parties hereto that:

               12.1 Waiver. Any party may, at its or his option, waive in writing any or all of the conditions herein contained to which its or his obligations hereunder are subject.

               12.2 Expenses. Each party hereto shall bear its or his own expenses in connection with this Agreement and the transactions contemplated herein.

               12.3 Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements and communications, whether oral or written, with respect to the subject matter hereof. This Agreement shall not be modified or amended except by written agreement of the parties hereto. Captions appearing in this Agreement are for convenience only and shall not be deemed to explain, limit or amplify the provisions or contents hereof.

               12.4 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

               12.5 Binding Effect; Assignment. All the terms, provisions, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs and successors. This Agreement and the rights and obligations of the parties hereto shall not be assigned or delegated by any party hereto without the written consent of the other parties hereto.

               12.6 Notices. Any notice or other instrument or thing required or permitted to be given, served or delivered to any of the parties hereto shall be in writing and shall be considered given when hand-delivered to the recipient or two (2) days after deposit with the U.S. Postal Service, using registered mail, air mail (if available), postage prepaid, or two (2) days after deposit with a recognized overnight courier service, addressed to the recipient at:

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         The Acquiror:

                  CECO ENVIRONMENTAL CORP.
                  505 University Avenue
                  Suite 1400
                  Toronto, Ontario  M5G 1X3
                  CANADA
                  Attention: Phillip DeZwirek

         The Shareholder:

                  Steven I. Taub
                  1325 Centennial Road
                  Penn Valley, PA 19072

         CECO:

                  CECO Filters, Inc.
                  1027-29 Conshohocken Road
                  Conshohocken, PA  19428-0683

or at such other address as a party may designate to another party in accordance with the terms of this Section 12.6.

               12.7 Governing Law. This Agreement shall in all respects be governed by the laws of the State of New York and the United States of America (without respect to their choice of law rules).

               12.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               12.9 Miscellaneous. Wherever necessary or proper herein, the singular imports the plural or vice versa, and masculine, feminine and neuter expressions are interchangeable. Any reference to section numbers in this Agreement shall be deemed to be to sections in the Agreement. The section titles used herein are provided for reference purposes only and shall affect neither the meaning of the terms nor the intent of the parties. Any portion of this Agreement which shall be deemed void, unenforceable, or contrary to public policy by a court of competent jurisdiction shall be deemed to be reduced in scope to that point at which it is valid and enforceable, and if it cannot be so reduced, it shall be deemed severed from this Agreement, without affecting the remaining provisions of this Agreement.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                                     THE ACQUIROR:

                                                     CECO ENVIRONMENTAL CORP.


                                                     By:/s/ Phillip DeZwirek
 --------                                               ------------------------
                                                        Its:/s/ President
-------------                                               --------------------


                                                     SHAREHOLDER:

                                                     /s/ Steven I. Taub
--------                                             ---------------------------
                                                     Steven I. Taub


                                                     ESCROWEE:

                                                     CECO ENVIRONMENTAL CORP.


                                                     By:/s/ Phillip DeZwirek
---------                                               ------------------------
                                                        Its:/s/ President
-------------                                               --------------------


                                                     CECO FILTERS, INC.


                                                     By:/s/ Phillip DeZwirek
---------                                               ------------------------
                                                        Its:/s/ Vice-President
------------                                                --------------------